                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934 (Amendment No.   )

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[x]  Definitive Information Statement


                             GETTING READY CORPORATION
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)Proposed maximum aggregate value of transaction:

          (5)Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)Amount Previously Paid:

          (2)Form, Schedule or Registration Statement No.:

          (3)Filing Party:

          (4)Date Filed:






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
                          GETTING READY CORPORATION
                     4400 Biscayne Boulevard, Suite 950
                               Miami, FL 33137

Dear Stockholders:

     We are writing to advise you that on November 28, 2006 holders of a majority of the issued and outstanding common stock of the Company approved a one-for-fifteen reverse split of the Company's common stock, par value $.001, which the Company effected on December 1, 2006 immediately prior to the change of control. The former Board of Directors omitted to send the notice required when action is taken by stockholders without a meeting. The current Board of Directors is therefore providing this notice.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first being mailed to you on or about December 19, 2007.

     Please feel free to call us at (305) 573-4112 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Getting Ready Corporation.

                                       For the Board of Directors of
                                       Getting Ready Corp.


                                       By: /s/Glenn L. Halpryn
                                       --------------------------------------
                                                Glenn L. Halpryn,
                                             Chief Executive Officer




















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
                           GETTING READY CORPORATION
                      4400 Biscayne Boulevard, Suite 950
                              Miami, Florida 33137
                            Telephone (305) 573-4112

                        INFORMATION STATEMENT REGARDING
                      ACTION TAKEN BY WRITTEN CONSENT OF
                             MAJORITY STOCKHOLDERS
                         IN LIEU OF A SPECIAL MEETING

                      WE ARE NOT ASKING YOU FOR A PROXY,
                AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    GENERAL

     This Information Statement is being furnished to the stockholders of Getting Ready Corporation, a Delaware corporation (the "Company") in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. In November 2006, our former Board of Directors and the former holders of a majority of our common stock approved an amendment to our Certificate of Incorporation to split every issued and outstanding share of our common stock into one-fifteenth of a share (the "Amendment"). This Amendment became effective on December 1, 2006 (the "Effective Date of the Amendment") in accordance with the relevant sections of the Delaware General Corporation Law. A copy of the Amendment is included in this Information Statement.

     As of November 30, 2006 (pre-split), there were 72,964,918 shares of our common stock issued and outstanding. The following shareholders who collectively owned approximately 79.3% of our outstanding common stock, which is in excess of the required majority of outstanding voting securities necessary for the adoption of this action, executed a written consent approving the Amendment.

         Stockholder                                 No. of Shares Owned
         ---------------------------------------------------------------
         Sheldon Rose                                     29,059,645
         Francine Nichols                                 12,654,822
         Lori Majeski                                     16,154,822
                                                          ----------
         TOTAL                                            57,869,289  (79.3%)
                                                          ==========

     A meeting of stockholders to approve this action was not needed in accordance with Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares

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
entitled to vote thereon were present and voted, may be substituted for such a meeting. Our previous Board of Directors obtained the written consent of the holders of a majority in interest of our voting securities to approve the stock split and the Amendment.

     Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as such notice. This Information Statement is first being mailed on or about December 19, 2007 to stockholders of record as of December 4, 2006 and December 12, 2007, and is being delivered to inform you of the corporate actions described herein in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Interest of Certain Persons in the Reverse Stock Split

     The investors who acquired control of the Company on December 4, 2006 requested the former directors, who held a majority of the outstanding common stock of the Company, to cause the Company to effectuate a reverse stock split prior to the change of control. The reverse stock split affected all stockholders of the Company equally. None of the former directors and holders of the majority of the outstanding common stock opposed the reverse stock split.

No Dissenter's Rights

     No dissenter's rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

                         OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of November 12, 2007 held by persons who own beneficially more than 5% of our outstanding voting securities, our directors, named executive officers, and all of our directors and officers as a group.










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

Name and Address                 Shares of Common Stock         Percent
of Beneficial Owner               Beneficially Owned (1)          Owned
-----------------------------------------------------------------------
Frost Gamma Investments Trust          5,886,897                 32.1%
4400 Biscayne Blvd., Suite 1500
Miami, FL 33137

Dr. Jane Hsiao                         1,484,092                  8.1%
4400 Biscayne Blvd., Suite 1500
Miami, FL 33137

Steven Jerry Glauser                   1,724,929                  9.4%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Ernest M. Halpryn                      1,312,453                  7.2%
4400 Biscayne Blvd., Suite 950
Miami, FL  33156

Glenn L. Halpryn                       1,006,250                  5.5%
4400 Biscayne Blvd., Suite 950
Miami, FL  33137

Stephen H. Bittel                      1,149,953                  6.3%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Alan Jay Weisberg                         48,749                  0.3%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Noah M. Silver                           222,498                  1.2%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

Curtis Lockshin                           10,000                  0.1%
4400 Biscayne Blvd., Suite 950
Miami, FL 33137

All Officers and                       1,287,497                  7.0%
Directors as a Group

Total Shares Outstanding
as of November 12, 2007               18,332,896
------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days

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
after November 12, 2007 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                               THE AMENDMENT

     On November 12, 2007, we had 18,332,896 shares of our common stock outstanding. Currently, there are 499,000,000 shares of common stock authorized. There are also 100,000,000 shares of preferred stock authorized, none of which have ever been issued.

     On December 4, 2006, a group of investors headed by Glenn L. Halpryn of Miami, Florida, and Steven Jerry Glauser of Denver, Colorado, purchased 89% of the outstanding common stock of the Company from 45 shareholders of the Company pursuant to the terms of a stock purchase agreement dated December 4, 2006. On March 21, 2007 the Company issued 9,349,777 shares of its common stock, which represented 51% of the outstanding stock after the sale, to seven investors that included Dr. Phillip Frost.

DIRECTORS AND EXECUTIVE OFFICERS

     The current directors and executive officers of the Company are as follows:

NAME                          AGE                    POSITION
------------------------------------------------------------------------
Glenn L. Halpryn               48            Chairman of the Board of
                                             Directors, Chief Executive
                                             Officer and President

Alan Jay Weisberg              60            Chief Financial Officer
                                             and Director

Noah M. Silver                 48            Vice President, Secretary,
                                             Treasurer and Director

Curtis Lockshin                46            Director

     Glenn L. Halpryn. Mr. Halpryn is Chief Executive Officer and a Director of Transworld Investment Corporation ("TIC"), serving in such capacity since June 2001. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of


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
TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. ("Ivenco") until Ivenco's merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities.

     From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation ("United Security"), a broker-dealer registered with the NASD. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a "blank check" company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc. During 2002, Mr. Halpryn became a director of Ivax Diagnostics, Inc., a publicly held corporation, and is a member of its audit committee and chairman of its compensation committee. Since September 2007, Mr. Halpryn has been Chairman and Chief Executive Officer of clickNsettle.com, Inc., a publicly-traded shell company ("CLIK").

     Alan Jay Weisberg. Since July 1986, Mr. Weisberg has been a stockholder in the accounting firm of Weisberg Brause & Co., Boca Raton, Florida. Mr. Weisberg has been the principal financial officer of United Security since June 1987. Since September 2007, Mr. Weisberg has been a Director and the Chief Financial Officer of CLIK.

     Noah M. Silver. Mr. Silver has been the Chief Financial Officer of TIC since June 2001, a firm in which Mr. Halpryn is the Chief Executive Officer and a director. From March 2000, Mr. Silver served as the Chief Financial Officer of Ivenco, serving in such capacity until Ivenco's merger into TIC in June 2001. From January 1997 through February 1999, Mr. Silver was the President of Dryclean USA, Florida Division, and Dryclean USA Franchise Company. From April 1995 through December 1996, Mr. Silver was the Florida Division Controller and Vice President of Dryclean USA, the parent company of Dryclean USA, Florida Division. Mr. Silver is a Certified Public Accountant and a Certified Management Accountant and has earned a Master of Accounting Degree. Mr. Silver has been a Director, Vice President, Secretary and Treasurer of CLIK since September 2007.

     Curtis Lockshin. Since 2003, Dr. Lockshin has been an independent pharmaceutical and life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. At Sepracor Inc. from 1998 to 2002, as a Scientist, Associate Director, and Director of Discovery Biology & Informatics, Dr. Lockshin was instrumental in establishing the New Leads program, which delivered novel chemical entities into the preclinical pipeline. In 2002-2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Dr. Lockshin's current activities include a program management engagement with 3rd Millennium Inc. (Waltham, MA) and a business development engagement with TelAztec LLC (Burlington, MA). Since 2004, Dr. Lockshin has served on the Board of Directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic

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research related to Alzheimer's disease and neurodegeneration via intramural, extramural, and international grants. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. He holds a Bachelor's degree in Life Sciences and a PhD in Biological Chemistry, both from the Massachusetts Institute of Technology. Dr. Lockshin became a Director of CLIK in September 2007.

                    WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.




































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